EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No.  333-268672 on Form S-6 of our report dated January 4, 2023, relating to the statements of financial condition, including the portfolios of investments of Morgan Stanley Portfolios, Series 62, comprising Quality Dividend Strategy, Series 7 and Growth at a Reasonable Price Strategy, Series 3, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 4, 2023